            INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Rochester Fund Municipals

We consent to the use in this Registration Statement of Rochester Fund
Municipals of our report dated January 23, 2004, included in the Statement of
Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights"
appearing in the Prospectus, which is also part of such Registration
Statement and "Independent Auditors" appearing in the Statement of Additional
Information.

                              /s/  KPMG LLP
                              -------------
                              KPMG LLP

Denver, Colorado
February 23, 2004